UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CITIZENS HOLDING COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Citizens Holding Company

521 Main Street

Philadelphia, Mississippi 39350

March 21, 2013

Dear Fellow Shareholders:

On behalf of our Board of Directors, we cordially invite you to attend the 2013 Annual Meeting of Shareholders of Citizens Holding Company. The Annual Meeting will be held beginning at 4:30 p.m., Central time, on Tuesday, April 23, 2013, at the main office of The Citizens Bank of Philadelphia, 521 Main Street, Philadelphia, Mississippi 39350. The formal notice of the Annual Meeting appears on the next page.

The Annual Meeting has been called for the following purposes: (1) to set the number of directors to serve on the Board of Directors at ten; (2) to elect three Class II directors, each for a three-year term; (3) to approve an advisory (non-binding) vote on our executive officer compensation; (4) to approve the Citizens Holding Company 2013 Incentive Compensation Plan; (5) to ratify our Board of Directors’ appointment of our independent public accountants for the fiscal year ending December 31, 2013; and (6) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The accompanying proxy statement provides detailed information concerning the matters to be voted on at the Annual Meeting. We are first distributing this proxy statement and accompanying proxy card to our shareholders on or about March 21, 2013. We urge you to review this proxy statement and each of the proposals carefully. Regardless of the number of shares you own, it is important that your views be represented whether you are able to be present at the Annual Meeting. Please take a moment now to sign, date and mail the enclosed proxy card in the postage prepaid envelope. Our Board of Directors recommends a vote “FOR” each proposal.

We are grateful for our shareholders’ continued interest in Citizens Holding Company and are pleased that in the past so many of you have voted your shares either in person or by proxy. We hope you will continue to do so and again urge you to return your proxy card as soon as possible.

Sincerely,

Greg L. McKee
President and Chief Executive Officer

Citizens Holding Company

521 Main Street

Philadelphia, Mississippi 39350

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	4:30 p.m., Central time, on Tuesday, April 23, 2013

PLACE:	The Citizens Bank of Philadelphia 521 Main Street Philadelphia, Mississippi 39350

ITEMS OF BUSINESS:

(1)    To set the number of directors to serve on our Board of Directors at ten;

(2)    To elect three Class II directors who will each serve a three-year term expiring in 2016;

(3)    To approve an advisory (non-binding) vote on our executive officer compensation;

(4)    To approve the Citizens Holding Company 2013 Incentive Compensation Plan;

(5)    To consider and act upon a proposal to ratify and approve the selection of HORNE LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

(6)    To transact any other business that may properly come before the Annual Meeting or any adjournments thereof.

RECORD DATE:	You can vote if you are a shareholder of record as of the close of business on March 14, 2013.

ANNUAL REPORT:	Our 2012 Annual Report, which is not a part of the proxy solicitation material, is enclosed.

PROXY VOTING:

It is important that your shares be represented and voted at the Annual Meeting. Please mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

INTERNET AVAILABILITY:

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on April 23, 2013. The proxy statement, proxy card and annual report are available at citizensholdingcompany.com/proxymaterials.

By Order of the Board of Directors

Carolyn K. McKee
Secretary

Philadelphia, Mississippi

March 21, 2013

CITIZENS HOLDING COMPANY

PROXY STATEMENT

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CITIZENS HOLDING COMPANY

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, APRIL 23, 2013

This proxy statement is furnished to the shareholders of Citizens Holding Company in connection with the solicitation of proxies by our Board of Directors for the 2013 Annual Meeting of Shareholders to be held at 4:30 p.m., Central time, on Tuesday, April 23, 2013, at our main office, 521 Main Street, Philadelphia, Mississippi 39350, and any adjournments or postponements thereof. In this proxy statement, Citizens Holding Company is referred to as “Citizens,” “we,” “our,” “us,” or “the Company,” and The Citizens Bank of Philadelphia is referred to as the “Bank.”

VOTING YOUR SHARES

Who is soliciting proxies from the shareholders?

Our Board of Directors is soliciting the enclosed proxy. The proxy provides you with the opportunity to vote on the proposals presented at the Annual Meeting, whether you attend the Annual Meeting.

What will be voted on at the Annual Meeting?

The enclosed proxy provides the opportunity for you to vote on the following proposals:

1.	the setting of the number of directors on our Board of Directors at ten;

2.	the election of three Class II directors to serve until the expiration of their respective three-year terms, or until their successors are elected and qualified;

3.	an advisory (non-binding) vote on our executive officer compensation;

4.	approval of Citizens Holding Company 2013 Incentive Compensation Plan; and

5.	the ratification of the Board of Directors’ appointment of HORNE LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

For the proposal to elect directors, you may vote for all of the nominees in each class for election as director, for one or more nominees in each class but not the others (to the extent more than one director is to be elected), or you may withhold your vote for all nominees in that class.

For proposals 1, 3, 4, and 5, you may vote for the approval of the proposal or against its approval, or you may abstain from voting on the proposal. The proxy card also gives the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the Annual Meeting. Each proposal is a separate matter for the shareholders to vote on, and no one proposal’s approval is subject to or conditioned upon the approval of any other proposal.

Who bears the cost of the proxy solicitation?

We generally bear all costs of soliciting proxies. We have retained and pay a fee to American Stock Transfer and Trust Company to act as our registrar and transfer agent and to assist in the solicitation of proxies, but we pay no separate compensation solely for the solicitation of proxies. We intend to solicit proxies primarily through the use of the mail. Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, via the Internet or overnight delivery service. These individuals will not receive separate compensation for these services. We will also, in accordance with the regulations of the Securities and Exchange Commission (the “SEC”), reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.

Who can vote at the Annual Meeting, and how are votes cast?

Our Board of Directors fixed the close of business on Wednesday, March 14, 2013, as the record date for our Annual Meeting. Only shareholders of record on that date are entitled to receive notice of and to vote at the Annual Meeting. As of March 14, 2013, our only outstanding class of securities was common stock, $0.20 par value per share. On that date, we had 22,500,000 shares authorized of which 4,861,614 shares were outstanding.

You can vote either in person at the Annual Meeting (if you, rather than your broker, are the record holder of the stock) or by proxy, whether you attend the Annual Meeting. To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and either return it in the enclosed postage-paid envelope in time for us to receive it prior to the Annual Meeting or attend the Annual Meeting and submit the proxy at that time.

How many votes must be present to hold the Annual Meeting?

A “quorum” must be present to hold our Annual Meeting. A majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum. Your shares, once represented for any purpose at the Annual Meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the Annual Meeting.

How many votes does a shareholder have per share?

Our shareholders are entitled to one vote for each share held, except that as to the proposal to elect Class II directors, shareholders may cumulate their votes. Cumulative voting is described below.

What vote is required for approval of proposals at the Annual Meeting?

For all proposals brought before the Annual Meeting, except the election of directors, each proposal is approved if the votes cast in favor of the proposal are greater than the votes cast opposing the proposal. The vote required to elect directors is described below.

How are directors elected?

At the Annual Meeting, you will consider a proposal to elect three Class II directors. Directors are elected by plurality vote; the candidates in each class who receive the highest number of votes cast, up to the number of directors in that class to be elected, are elected.

Generally, you may cumulate your votes to elect directors in a particular class. Cumulative voting entitles you to vote the number of shares you hold multiplied by the number of directors in each class. You can cast your votes for one nominee or distribute your total votes among all or several nominees in the class.

For example: There are three nominees for election as Class II directors. If you own ten shares, you have 30 votes for Class II directors. You can elect to allocate the 30 votes among the Class II directors by casting all votes for a single director or by dividing the votes between any number of the nominees in any proportion.

How will my proxy be voted, and how are votes counted?

When your proxy card is returned, properly signed and dated, the proxy holders will vote the shares represented by the proxy at the Annual Meeting as you instruct on the card, including any adjournments or postponements of the meeting. If your proxy card is signed, but no instructions are given, the proxy holders will vote the shares represented by the proxy at the Annual Meeting as follows:

1.	“FOR” setting the number of directors to serve on our Board of Directors at ten;

2.	“FOR” the election of nominees Greg L. McKee, Terrell E. Winstead, and David A. King as Class II directors, each to serve a three-year term;

3.	“FOR” the advisory (non-binding) vote on our executive officer compensation;

4.	“FOR” the approval of the Citizens Holding Company 2013 Incentive Compensation Plan; and

5.	“FOR” the approval of the appointment of HORNE LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

To the extent that the proxy holders possess discretionary voting authority because your proxy card does not withhold authority to vote for the election of directors or for a particular nominee or provide specific instructions about the allocation of votes, the proxy holders are expected to cumulate votes in the manner most likely to elect all of the Board of Directors’ nominees for Class II director. If you hold your shares in a broker’s name (sometimes called “street name” or “nominee name”), you must provide voting instructions to your broker. If you do not provide instructions to your broker, the shares will not be voted on any matter on which your broker does not have discretionary authority to vote, which generally includes non-routine matters. A vote that is not cast for this reason is called a “broker non-vote.” We will treat broker non-votes as shares present for the purpose of determining whether a quorum is present at the meeting, but we will not consider broker non-votes present for purposes of calculating the vote on a particular matter, nor will we count broker non-votes as a vote FOR or AGAINST a matter or as an abstention on the matter. Proposals 1, 2, 3 and 4 are considered non-routine matters on which your broker will not be entitled to vote your shares without your voting instructions. Proposal 5 to be voted on at the Annual Meeting is generally considered a routine matter for broker voting purposes.

Under Mississippi law, an abstention by a shareholder, who is either present in person at the Annual Meeting or represented by proxy, is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention.

Can a proxy be revoked?

Yes. You can revoke your proxy at any time before it is voted. You may revoke your proxy by giving written notice to our secretary before the Annual Meeting or by granting a subsequent proxy. If you, rather than your broker, are a record holder of our stock, a proxy can also be revoked by appearing in person and voting at the Annual Meeting. Written notice of the revocation of a proxy should be delivered to the following address: Secretary, Citizens Holding Company, 521 Main Street, Philadelphia, Mississippi 39350.

STOCK OWNERSHIP

Does any person own more than 5% of our common stock?

The following table sets forth as of March 14, 2013, each person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Beneficial ownership has been determined under Rule 13d-3 under the Exchange Act and is based upon the number of shares of our common stock issued and outstanding as of March 14, 2013, which was 4,861,614.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Herbert A. King 101 Littlejohn Lane Starkville, Mississippi 39759	240,796	(1)	5.0%

The Molpus Company and Richard H. Molpus, Jr. 502 Valley View Drive Philadelphia, Mississippi 39350	451,522	(2)	9.3%

(1)

Includes 158,987 shares held in trust for his children as to which Mr. King exercises sole voting power but has no investment power, and 6,757 shares owned by K&D, L.P., a Mississippi limited partnership of which Mr. King and his spouse are the controlling general partners and as to which shares Mr. King and his spouse share voting and investment power.

(2)

Based upon a Schedule 13G/A filed jointly by The Molpus Company and Richard H. Molpus, Jr. on February 1, 2013 with the SEC. Mr. Molpus owned all of the outstanding common stock of The Molpus Company on December 31, 2012. Thus, he is deemed to beneficially own all of our common stock that The Molpus Company owns. Mr. Molpus exercises voting and investment power with respect to the shares of our common stock that The Molpus Company owns. Additionally, Mr. Molpus owns 44,775 shares of our common stock personally, which is included in the above total. Sally Molpus, the wife of Richard H. Molpus, Jr, owns 10,000 shares of Citizens Holding Company common stock personally. Also included is 33,027 shares owned by a limited liability company in which Mr. Molpus holds a 99% membership interest and has sole investment and voting power and 115,795 shares that are owned by The Dick and Sally Molpus Foundation, a non-profit organization of which Mr. Molpus and his wife are directors and as to which Mr. Molpus has sole investment and voting power.

How much stock do our directors, nominees and executive officers beneficially own?

The following table includes information about the common stock owned by our directors, nominees and executive officers as of March 14, 2013, including their name, position and the number of shares beneficially owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and is based upon the number of shares of our common stock issued and outstanding as of March 14, 2013, which was 4,861,614 shares, and the number of shares exercisable within sixty days of March 14, 2013. Unless otherwise noted, these persons have sole voting power and investment power with respect to the listed shares (subject to any applicable community property laws). The address of each director and executive officer is the address of our executive offices.

		Amount and Nature of Beneficial Ownership
	Direct	Options Exercisable Within 60 Days	Other		Total		Percent of Class
Directors and Nominees:
Craig Dungan, MD	50,272	7,500	168	(1)	57,940		1.1%
Don L. Fulton	20,648	15,000			35,648		*
Donald L. Kilgore	5,429	15,000			20,429		*
David A. King	84,345	15,000	2,650	(2)	101,995		2.0%
Herbert A. King	75,052	15,000	165,744	(3)	255,796		5.0%
Daniel Adam Mars	13,762	7,500			21,262		*
David P. Webb	22,825	13,500			36,325	(4)	*
Amzie T. Williams	9,118	12,000			21,118		*
Terrell E. Winstead	15,700	9,000			24,700		*
Named Executive Officers:
Greg L. McKee(5)	26,604	30,000	1,225	(5)	57,829		1.1%
Robert T. Smith	24,036	10,500			34,536		*
All directors, nominees and executive officers as a group (11 persons):	347,791	150,000	169,787		667,578		13.1%

*	Less than 1% of the outstanding common stock.
(1)	Indicates shares owned by Craig Dungan’s spouse in a retirement account.
(2)	Indicates 2,650 shares owned by David A. King’s spouse who exercises sole voting and investment power with respect to the shares and as to which Mr. King disclaims beneficial ownership.
(3)

Includes 158,987 shares held in trust for his children as to which Mr. King exercises sole voting power but has no investment power, and 6,757 shares owned by K&D, L.P., a Mississippi limited partnership of which Mr. King and his spouse are the controlling general partners and as to which shares Mr. King and his spouse share voting and investment power.

(4)	Of the shares listed, 10,000 shares have been pledged as collateral for a loan.
(5)	Also a director of the Company. Indicates shares owned by Greg L. McKee’s spouse in a retirement account of which Mr. McKee is the beneficiary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership of our securities and changes in their ownership on Forms 3, 4 and 5. SEC rules require officers, directors and greater than 10% shareholders to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the 2012 fiscal year, any Form 5 and amendments thereto furnished to us with respect to the 2012 fiscal year, and certain written representations made by our directors and officers, we have determined that all required forms have been filed timely.

BOARD OF DIRECTORS

How many directors serve on the Board of Directors, and who are the current directors?

A total of ten directors currently serve on our Board of Directors. There are three classes of directors. Currently, three directors are in Class I, three directors are in Class II, and four directors are in Class III. Under the proposals described later in this proxy statement, the current Class II directors, whose terms expire at the 2013 Annual Meeting, have been nominated for reelection. If all of our Board of Directors’ nominees for election as directors are reelected by our shareholders, there will be three directors in Class I, three directors in Class II and four directors in Class III.

Our Chief Executive Officer does not serve as the Chairperson of our Board of Directors. Our Board of Directors believes that having an outside director serve as the Chairperson helps to ensure that the non-employee directors take an active leadership role on our Board of Directors, and that this leadership structure is beneficial to the Company.

The term of office of each Class II director expires at the 2013 Annual Meeting, the term of office of each Class III director expires at the 2014 Annual Meeting, and the term of office of each Class I director expires at the 2015 Annual Meeting.

CLASS I DIRECTORS

Don L. Fulton, 66, joined our Board of Directors in 1994. Mr. Fulton has served as the Corporate Project Evaluation and Review Team Coordinator for W. G. Yates and Sons, Inc., a general contractor doing business worldwide, since 2009. From 1977 to 2009, he was President and General Manager of Nemanco, Inc., a company that was primarily engaged in garment manufacturing. As a former president, Mr. Fulton offers expertise in strategic planning and lends invaluable insight to the problems and needs of small and medium size businesses.

Donald L. Kilgore, 63, joined our Board of Directors in 2001. Mr. Kilgore has been the Attorney General for the Mississippi Band of Choctaw Indians since March 2005. Prior to that time, he was engaged in the practice of law for 26 years as a partner of the law firm of Alford, Thomas and Kilgore. As a practicing attorney, Mr. Kilgore offers expertise regarding real estate and contract law issues.

Herbert A. King, 61, joined our Board of Directors in 1997 and currently serves as Chairman of our Board of Directors. Mr. King is a civil engineer and has been associated with King Engineering, Inc. since 1990. King Engineering is primarily engaged in general civil engineering and land surveying. As a civil engineer, Mr. King provides insight into the ramifications of certain engineering issues impacting our potential real estate loans.

CLASS II DIRECTORS

David A. King, 58, joined our Board of Directors in 1997 and currently serves on the loan committee. Since 1977, Mr. King has been the proprietor of Philadelphia Motor Company, a company primarily engaged in the wholesale and retail auto parts sales. As a small business owner, Mr. King provides a first-hand perspective regarding the needs of a typical small business owner, including loans, deposit operations and other services.

Greg L. McKee, 51, joined our Board of Directors in 2001. Mr. McKee has been employed as the President and Chief Executive Officer of The Citizens Bank of Philadelphia since January 1, 2003. Prior to becoming Chief Executive Officer, he was employed as President of the Bank since January 2002. He was previously employed by the Bank as an Executive Vice-President, Senior Vice-President and Vice-President prior to January 2002. As our current Chief Executive Officer and as former teller and loan officer with the Bank, Mr. McKee is uniquely qualified to advise the Board of Directors on our operations, competition and industry.

Terrell E. Winstead, 51, joined our Board of Directors in 2007. Since 1987, Mr. Winstead has been employed by The Molpus Company, now doing business as Molpus Woodlands Group. During that time he has served as Controller, Vice President of Finance and has been serving as Chief Financial Officer since 1996. As a Certified Public Accountant, Mr. Winstead offers accounting expertise and financial sophistication to the audit committee and to the Board of Directors.

CLASS III DIRECTORS

Craig Dungan, MD, 50, joined our Board of Directors in 2008. Dr. Dungan is a physician specializing in gastroenterology and has been associated with the Meridian Gastroenterology PLLC since 2004. Prior to that time, he practiced as a member of the Rush Medical Group. As a physician, he brings a unique perspective to the Board of Directors regarding to the needs of the medical community, especially as it relates to the Meridian area.

Daniel Adam Mars, 33, joined our Board of Directors in 2007. Mr. Mars is currently serving in the capacity as the business manager for Mars, Mars and Chalmers, Attorneys-at-Law.

Mr. Mars has been the owner of Adam Mars Realty since 2004. As a real estate professional, Mr. Mars’ insight into the local real estate market is invaluable to our Board of Directors when evaluating potential real estate loans.

David P. Webb, 53, joined our Board of Directors in 1998. Mr. Webb is a tax attorney and has been engaged in the practice of law since 1986. He is currently a shareholder of the law firm of Baker, Donelson, Bearman, Caldwell and Berkowitz, PC. As a practicing attorney and Certified Public Accountant, Mr. Webb provides both legal and accounting expertise.

Amzie T. Williams, 66, joined our Board of Directors in 2005. Mr. Williams is a Certified Public Accountant and has been associated with A. T. Williams, CPA since 1981. Prior to the Company going public in 1998, Mr. Williams conducted the audit for the Company and the Bank. He currently serves on the audit committee in the capacity of chairman. As a Certified Public Accountant, Mr. Williams’ knowledge of financial statements and the audit process qualifies him to be the audit committee financial expert and provides our Board of Directors with additional accounting and financial expertise and sophistication.

Are the directors independent?

Our Board of Directors has determined that each of Craig Dungan, Don L. Fulton, Donald L. Kilgore, Herbert A. King, David A. King, Daniel Adam Mars, David P. Webb, Terrell E. Winstead and Amzie T. Williams is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Our Board of Directors considered certain relationships between our directors and nominees for director and us when determining each director’s or nominee’s status as an “independent director” under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. In particular, our Board of Directors noted that we engaged Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, a law firm of which David P. Webb was a partner in 2012, to provide advice in various legal areas, including tax audits, employee benefits, civil lawsuit defense and general corporate law. Our Board of Directors determined that this relationship did not affect the status of Mr. Webb as an “independent director.”

There are no family relationships between any director, executive officer or persons nominated to become a director, except that David A. King and Herbert A. King are brothers.

Who are the directors of the Bank?

All of our continuing directors presently serve on the Board of Directors of the Bank.

How are directors compensated?

During 2012, each of our directors, including Mr. McKee who is our employee and an employee of the Bank, received an annual retainer of $15,900, a year-end payment of $1,325 and an additional payment of $125 for each Board of Directors meeting attended. Directors who serve on the Bank’s loan committee received an additional $100 per month. Mr. McKee’s director fees are included in the “All Other Compensation” column of the Summary Compensation Table in the “Executive Compensation” section below.

We maintain a stock option plan for the benefit of our nonemployee directors, the 1999 Directors’ Stock Compensation Plan. During 2012, each nonemployee director was granted options to purchase 1,500 shares of our common stock at an exercise price of $18.76 per share, which was the fair market value of the stock on the date of grant. The options were granted on April 25, 2012, became exercisable on October 26, 2012, and expire, to the extent not exercised, as of April 25, 2022.

Directors may elect to participate in the Directors’ Deferred Fee Plan maintained by the Bank. A participating director elects to defer all or part of his fees to a bookkeeping account maintained by the Bank for a period of ten years. Interest is credited to the account at 100% of Moody’s Average Corporate Bond Rate, which was 6.54% in 2012. Benefits are generally payable when a director attains age 70. The Bank has elected to purchase individual life insurance policies to fund its obligations under this plan.

The following table details the compensation, stock option grants and change in the value of the deferred compensation arrangements for the year 2012.

Total 2012 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Deferred Compensation Change	Total
Craig Dungan, MD	$18,725	$13,320	$4,239	$36,284
Don L. Fulton	20,025	13,320	9,987	43,332
Donald L. Kilgore	18,625	13,320	—	31,945
David A. King	19,925	13,320	10,189	43,434
Herbert A. King	18,725	13,320	10,189	42,234
Daniel Adam Mars	18,725	13,320	2,076	34,121
David P. Webb	18,725	13,320	7,366	39,411
Amzie T. Williams	18,725	13,320	—	32,045
Terrell E. Winstead	20,925	13,320	—	34,245

(1)	Includes amounts voluntarily deferred to our deferred compensation plans.
(2)

This column reflects the fair value with respect to outstanding stock option granted in 2012, calculated in accordance with FASB ASC Topic 718, Compensation-Stock Compensation, which replaced FASB 123R. Please refer to Note 1, “Summary of Significant Accounting Policies,” and Note 18, “Stock Options,” in the Notes to Consolidated Financial Statements in our Annual Report to Shareholders, which is enclosed with this proxy statement, for details regarding the assumptions we made to derive the fair value of our stock option grants. The fair value of the 1,500 stock options granted to each director on April 25, 2012, the grant date, computed in accordance with ASC Topic 718, was $13,320. Expenses for previously granted options were recorded in earlier years. At December 31, 2012, an aggregate of 111,000 stock options granted to directors were outstanding. During 2012, no options were forfeited.

How many meetings did our Board of Directors hold during 2012?

Our Board of Directors meets monthly, generally in a joint session with the Board of Directors of the Bank. During 2012, our Board of Directors met 16 times. There were 12 regular monthly meetings and 4 special meetings. Each director attended at least 75% of all meetings held by our Board of Directors and the committees on which he served. The members of our Board of Directors who are “independent directors,” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules, met in executive session two times in 2012.

Our Board of Directors does not have a policy regarding director attendance at the Annual Meeting. Last year, all of the directors attended the Annual Meeting, and we expect that all directors will attend this year’s Annual Meeting.

What committees has our Board of Directors established?

Our Board of Directors has established an audit committee, a compensation committee and a nominating committee. The composition and responsibilities of the audit committee and the nominating committee are described below. The composition and responsibilities of the compensation committee are described in the “Compensation Discussion and Analysis” section below.

Who serves on the audit committee, and what are its responsibilities?

A. T. Williams (Chairman), Terrell E. Winstead, Don L. Fulton, and Herbert A. King are the members of the audit committee. Our Board of Directors has determined that each member of the audit committee is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and that each meets the criteria for independence set forth in Rule 10A-3 under the Exchange Act. Our Board of Directors has determined that A. T. Williams qualifies as an “audit committee financial expert” as such term is defined under SEC regulations and satisfies the financial sophistication requirements of Rule 5605(c)(2)(A) of the Nasdaq Marketplace Rules. Our Board of Directors has adopted a written charter for the audit committee that details its authority, powers and responsibilities. The committee periodically reviews the charter and makes appropriate revisions. A copy of the audit committee charter can be found on our website, www.citizensholdingcompany.com, under the “Investor Relations—Corporate Governance” tab. The information on our website is not incorporated into this proxy statement.

The audit committee reviews our financial reporting process on behalf of our Board of Directors. The audit committee’s duties and responsibilities include the following:

•	appointing (which includes the power to dismiss), compensating and overseeing our independent auditors;

•	monitoring the integrity of our financial reporting process and system of internal controls;

•	monitoring the independence and performance of our independent auditors and internal auditing department;

•	reviewing and establishing internal policies and procedures regarding audits, accounting and other financial controls;

•	reviewing the adequacy of our internal controls and determining whether new controls or procedures are necessary;

•	pre-approving all auditing and permitted non-audit services provided by our independent auditors;

•	providing an avenue of communication among our independent auditors, management, the internal auditing department, and our Board of Directors; and

•

establishing procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

During 2012, the audit committee held seven meetings.

Who serves on the nominating committee, and what are its responsibilities?

The members of the nominating committee are Herbert A. King (Chairman), Don L. Fulton and Amzie T. Williams. Our Board of Directors has determined that each member of the nominating committee is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. The nominating committee has adopted a charter that details its authority, powers and responsibilities. The committee periodically reviews the charter and makes appropriate revisions. A copy of the nominating committee charter can found on our website, www.citizensholdingcompany.com, under the “Investor Relations—Corporate Governance” tab. The information on our website is not incorporated into this proxy statement.

The nominating committee is responsible for interviewing, evaluating, nominating and recommending individuals for membership on our Board of Directors and its committees. The nominating committee prepared the slate of candidates for election at the 2013 Annual Meeting and presented this list to our Board of Directors for their approval.

The nominating committee seeks recommendations from our existing directors to identify potential candidates to fill vacancies on our Board of Directors. The nominating committee will also consider nominees who are recommended by our shareholders. The nominating committee evaluates all nominees for election as a director, whether such individuals are recommended by our current directors, by shareholders or otherwise, using the following criteria:

•	the candidate’s independence for purposes of the Nasdaq Marketplace Rules and SEC rules;

•	the candidate’s financial sophistication for purposes of service as a member of the audit committee;

•	the candidate’s experience in banking, or in marketing, finance, legal, accounting or other professional disciplines;

•	the candidate’s capacity and desire to represent the best interests of the shareholders as a whole and not a special interest group or constituency;

•	the candidate’s familiarity with and participation in the local community and prominence and reputation in his or her profession; and

•	the candidate’s record of honest and ethical conduct, personal integrity and independent judgment.

The nominating committee also looks at the potential candidates with a purpose to include a diversity of job and life experiences drawn from shareholders throughout the area served by us. Special attention is paid to maintain a group of directors from all areas of expertise to add value to the Board of Directors and the decisions that they make. We believe that a board of directors that draws experience from all professions will have the ability to consider all views prior to making decisions.

Shareholder nominations must be made in accordance with our bylaws. For shareholder nominations of directors for the 2014 Annual Meeting, nominations should be made in writing and delivered to the nominating committee at the following address: Secretary, Citizens Holding Company, 521 Main Street, Philadelphia, Mississippi 39350. Nominations must be received by the Secretary no earlier than the close of business on December 24, 2013, and not later than the close of business on January 23, 2014. As provided in our bylaws, the shareholder’s notice must set forth as to each nominee:

•	the reason for making such nomination;

•	all arrangements or understandings between the recommending shareholder and the nominee;

•	all information relating to such nominee that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act; and

•	the nominee’s written consent to being named in the proxy statement and to serve as a director if elected.

The shareholder’s notice must also set forth the name and address of the nominating shareholder and the class and amount of such shareholder’s beneficial ownership of our stock, including evidence to support the shareholder’s ownership of such shares. If a shareholder intends to recommend a nominee for election as director or proposes any other business for consideration at an Annual Meeting on behalf of the beneficial owner of the shares that the recommending shareholder is the record owner of, the recommending shareholder must also provide the name and address of such beneficial owner, as well as the class and number of shares of our stock owned by such beneficial owner.

The nominating committee held one meeting in 2012.

How does our Board of Directors respond to shareholder questions?

Our Board of Directors has not adopted a formal procedure that you must follow to send questions to it. However, our Board of Directors does receive communications from shareholders, from time to time, and addresses the communications as appropriate. You can send communications to our Board of Directors by contacting our Treasurer and Chief Financial Officer, Robert T. Smith, in one of the following ways:

•	In writing, to Citizens Holding Company, 521 Main Street Philadelphia, Mississippi 39350, Attention: Robert T. Smith, Treasurer and Chief Financial Officer;

•	By email at rsmith@tcbphila.com; and

•	By phone at (601) 656-4692.

If you request information or ask questions that can more efficiently be addressed by management, the Treasurer and Chief Financial Officer will respond to your questions. The Treasurer and Chief Financial Officer will forward to the audit committee any shareholder communication concerning employee fraud or accounting matters. The Treasurer and Chief Financial Officer will forward to the full Board of Directors any communication relating to corporate governance or requiring action by our Board of Directors.

What are our policies and procedures regarding the review, approval or ratification of related person transactions?

On December 19, 2006, our Board of Directors adopted a written related person transaction policy, entitled “Policy and Procedures With Respect To Related Person Transactions” (referred to as the “Related Person Policy”). The Related Person Policy is administered by our audit committee. It covers any transaction, relationship or arrangement (or series of transactions, relationships or arrangements) (1) in which we or any of our subsidiaries participate or will participate, (2) where the amount involved exceeds $50,000 and (3) in which any of the following persons or entities (referred to as “related persons”) has or will have a direct or indirect material interest: (x) any of our directors, executive officers, or any owner of 5% or more of our securities, (y) any immediate family member of any of the foregoing persons, or (z) any firm or other entity in which any of the foregoing persons is a partner, principal or holder of a 5% or greater beneficial ownership interest. Any covered transaction, relationship or arrangement is referred to as a “related person transaction.”

Pursuant to the Related Person Policy, the audit committee requires our directors and executive officers to compile a list of all related persons of the director or executive officer. Such information is also requested from owners of greater than 5% of our common stock. Nominees for election as a director and persons appointed as directors or executive officers also must compile a list of related persons for the audit committee. The directors and executive officers must provide the audit committee with updates of their list of related person when necessary. The audit committee, in its discretion, may also examine publicly-available information to ensure that each list of related persons is accurate and complete.

Once a master list of related persons is prepared, the audit committee distributes this list to the loan committee and to our Treasurer and Chief Financial Officer, who will distribute the list to such other individuals as he deems appropriate. The loan committee and other individuals then use this master list to determine if any existing or proposed transaction is a related person transaction. If a proposed related person transaction is identified, then the audit committee gathers information about the transaction, including, among other things, (1) the related person involved, (2) the material facts of the proposed transaction, including the amount involved, (3) the benefits of the transaction to us, (4) the availability of other sources of comparable products or services, and (5) an assessment of whether the terms of the proposed transaction are comparable to those available to unrelated third parties.

With this information, the audit committee determines whether the proposed related person transaction should be approved. If an audit committee member has an interest in the subject transaction, he or she is not permitted to participate in the review of the transaction. Under the Related Person Policy, the audit committee may only approve a related person transaction that is in, or at least not inconsistent with, the best interests of us and our shareholders.

If the loan committee or any other person becomes aware of an ongoing related party transaction that the audit committee has not approved, then information about the transaction similar to that described above will be compiled. The audit committee will then determine whether the transaction should be ratified or, if possible, amended or terminated. If the related person transaction is already complete, the committee must determine whether it is appropriate to attempt to rescind the transaction. Under the Related Person Policy, the audit committee must request our Treasurer and Chief Financial Officer to review our controls and procedures to ascertain why the related person transaction was not submitted to the audit committee for its prior approval. Finally, under the Related Person Policy, the audit committee is charged with reviewing annually any previously approved or ratified related party transaction that has a remaining term of more than six months or has remaining amounts payable greater than $25,000. Based on this review, the audit committee must determine whether it is in the best interests of us and our stockholders to continue, modify or terminate any ongoing related person transaction.

Were there any related person transactions in 2012?

In 2012, we did not engage in any related person transactions that are required to be disclosed under applicable regulations of the SEC other than indebtedness transactions described immediately below.

Are any directors, nominees or executive officers indebted to the Bank?

Certain of our directors, nominees and officers, businesses with which they are associated and members of their immediate families are customers of the Bank and have had transactions with the Bank in the ordinary course of the Bank’s business. In the opinion of our Board of Directors, such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

EXECUTIVE OFFICERS

Who are our executive officers?

Greg L. McKee and Robert T. Smith are our only executive officers. Information about the age, position and experience of Mr. Smith is listed below. Due to the fact that Mr. McKee is also a member of our Board of Directors, information about Mr. McKee appears previously under the heading “Board of Directors.” Both of our executive officers are appointed annually by our Board of Directors and serve at the discretion of our Board of Directors.

Name	Age	Position
Robert T. Smith	61

Mr. Smith has been employed as our Treasurer and Chief Financial Officer since February 1996. He has been employed by the Bank as Senior Vice President and Chief Financial Officer since January 2001. Prior to that, he served as Vice President and Controller of the Bank from 1987 to 2001 and Assistant Vice President of the Bank from 1986 to 1987.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section, or CD&A, describes the compensation program for our named executive officers, or NEOs. Our NEOs are Mr. McKee and Mr. Smith. As more fully described below, our compensation committee is charged with establishing, reviewing and administering our executive officer compensation program, including making all decisions about the compensation of our NEOs. Responsibility for the day-to-day administration of our executive officer compensation program has been delegated to officers of the Bank.

Who is responsible for determining compensation?

The compensation committee is responsible for determining the compensation of our NEOs and our directors. The committee consists of David P. Webb, Herbert A. King and Donald L. Kilgore, who is the chairman. Each member of the compensation committee is an “independent director,” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Each member is also a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and each qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code.”

The compensation committee has adopted a written committee charter that details its authority, powers and responsibilities. A copy of the charter can be found on our website at www.citizensholdingcompany.com under the “Investor Relations - Corporate Governance” tab.

The committee periodically reviews the charter and makes revisions as it deems appropriate. The information on our website is not incorporated into this proxy statement. The compensation committee meets with the frequency necessary to perform its duties and responsibilities. The compensation committee usually makes many of its performance-based decisions at a meeting held in January of each fiscal year, including evaluating the performance of our NEOs during the immediately preceding year, determining the amount of their annual cash bonuses for the preceding year, and determining base salaries for the upcoming fiscal year. Grants of equity compensation are generally made in the first quarter of each year; however, the compensation committee did not make any equity grants during 2012. The committee met five times during 2012.

Role of Our Officers. Our executive officers compile and provide information and assist in the management and administration of our executive and other benefit plans. Mr. McKee will make recommendations to the committee regarding the compensation of officers, other than himself. Their responsibilities may include, but are not limited to, the following:

•	recommending pay levels and grants and awards for our officers, other than our President and Chief Executive Officer and the Treasurer and Chief Financial Officer;

•	recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

•

providing information to the compensation committee, including but not limited to (1) information concerning Company and individual performance, (2) information concerning the attainment of our strategic objectives, (3) the common stock ownership of each executive officer and his option holdings, (4) equity compensation plan dilution, and (5) peer group compensation and performance data.

Our executive officers may attend the meetings of the compensation committee, at its request, except that neither Mr. McKee nor Mr. Smith is present during the deliberation of their individual compensation. A portion of each of the five compensation committee meetings held during 2012 was an executive session during which none of our executive officers were present.

Using Compensation Consultants. The Compensation Committee has the power and authority to hire outside advisors or consultants to assist the Compensation Committee in fulfilling its responsibilities. In 2010, the Compensation Committee selected an independent compensation consultant, Starting Point Companies, to review our director and executive compensation programs. Certain recommendations were implemented and are reflective in our pay practices. In addition, the Compensation Committee engaged Bruce Hlavacek, a registered representative of The Leaders Group, to review the Bank’s SERP program, and the program was further reviewed by iZale Financial Group and our independent auditors. Based on those reviews, the SERP program was modified to provide for lower forecasts in the rate of growth in executive pay beginning in 2012.

What are the objectives of our compensation program?

The fundamental purpose of our executive officer compensation program is to assist us in achieving our financial and operating performance objectives, which in 2012 included attaining a level of earnings equal to 100% of the earnings attained during 2011. Specifically, our compensation program has three basic objectives:

•	to retain and motivate our executive officers, including the NEOs;

•	to reward executive officers upon the achievement of measurable corporate, business unit and individual performance goals; and

•	to align each executive officer’s interests with the creation of shareholder value.

What are the specific elements of the compensation program, and what are they intended to address and reward?

The elements of the executive compensation program have remained substantially the same for several years. We believe our programs are effectively designed and are working well in alignment with the interests of our shareholders and are instrumental to achieving our business strategy. In determining executive compensation for 2012, the compensation committee considered the overwhelming shareholder support that the “say-on-pay” proposal received at our April 24, 2012 annual meeting of the shareholders. As a result, the compensation committee continued to utilize the same elements it has used in previous years and will continue to consider shareholder concerns and feedback in the future.

Our compensation program includes four basic elements:

•

Base salary: This element is intended to reflect an executive officer’s job responsibilities and his value to us. It is also intended to retain our executive officers and to acknowledge each executive officer’s individual efforts in furthering our strategic goals.

•

Annual cash bonus: An annual cash bonus is one of the performance-based elements of our compensation. It is intended to motivate our executive officers and to provide an immediate reward for short-term (annual) set performance.

•

Equity-based incentives: Grants of stock options are the method we use to align the interests of our NEOs with the interests of our shareholders, which is another element of performance-based compensation.

•

Welfare benefits and retirement plans: These benefits and plans are intended to retain qualified executive officers, by ensuring that our compensation program is competitive and provides an adequate opportunity for retirement savings.

Do we “benchmark” total compensation or any element of compensation?

No, the compensation committee does not believe it is appropriate to determine total compensation, or any element of compensation, based primarily on benchmarking, which is the practice of setting compensation based upon the compensation practices of other companies similar in size, industry and other characteristics. Usually, the compensation committee reviews the Mississippi Bankers Association Salary Survey to help us determine appropriate salary levels for all of our officers and employees, including the NEOs.

How are the relative amounts of each element of compensation determined?

The compensation committee does not use a specific formula to determine the amount allocated to each element of our compensation program. Instead, the compensation committee makes individual compensation decisions that provide for adequate exposure to equity, an appropriate mix of short-term and long-term rewards and an adequate performance based component. For fiscal year 2012, none of our executive officer compensation was paid in the form of equity and approximately 11.2% of each executive officer’s total compensation related to short-term performance.

How is base salary determined and adjusted?

Considerations. The compensation committee reviews and adjusts base salary annually. Adjustments are based upon a review of a variety of factors, including the following:

•	individual, Company and Bank performance, measured against quantitative and qualitative goals;

•	duties and responsibilities; and

•	compensation paid by our peer group.

Fiscal Year 2012 Decisions. The 2012 base salary of our NEOs is included in the Summary Compensation Table that follows this section. For 2012, base salaries remained the same when compared to base salaries paid in 2011. The primary factors evaluated by the compensation committee in connection with remaining at those levels were (1) lack of growth in total assets and loans and the earnings performance of the Company, and (2) individual performance.

Fiscal Year 2013 Decisions. The compensation committee has set the following base salaries for 2013, which includes a 2% increase over the base salary paid in 2012:

Named Executive Officer	2013 Base Salary	Percentage Increase Over 2012 Base Salary
Greg L. McKee	$268,082	2.0%
Robert T. Smith	157,035	2.0%

How is the annual cash bonus determined?

Considerations. At its meeting in January each year, the compensation committee analyzes our performance, Bank performance and the individual performance of each NEO with the growth of our net income being the primary consideration. For the 2012 fiscal year, the compensation committee determined that Mr. McKee would be paid a cash bonus of 25% of Mr. McKee’s 2012 base salary (“McKee Base Bonus”) and Mr. Smith would be paid a cash bonus of 15% of Mr. Smith’s 2012 base salary (“Smith Base Bonus”) if our net income attained the income level set by our Board of Directors (the “Net Income Target”). The McKee Base Bonus and the Smith Base Bonus were each subject to adjustment either up or down, based upon the difference between actual net income for 2012 and the Net Income Target. For each 1% increment actual net income varied above or below the Net Income Target, the McKee Base Bonus and the Smith Base Bonus were increased or reduced by 2%; provided, however, that no bonus would be paid to either Mr. Smith or Mr. McKee if actual net income did not exceed 80% of the Net Income Target. For example, if actual net income in 2012 exceeded the Net Income Target by 5%, then the bonus payable to Mr. McKee would be adjusted to 27.5% of Mr. McKee’s base salary and the bonus payable to Mr. Smith would be adjusted to 16.5% of Mr. Smith’s base salary, calculated as follows:

Adjustment Calculation

•	Percentage difference between actual net income and Net Income Target = 5%

•	2% incremental adjustment for each 1% increase from Net Income Target = 10% total adjustment

•	10% times McKee Base Bonus of 25% of salary = 2.5% upward adjustment to McKee Base Bonus or 27.5% adjusted bonus percentage

•	10% times Smith Base Bonus of 15% of salary = 1.5% upward adjustment to Smith Base Bonus or 16.5% adjusted bonus percentage

Alternatively, if net income in 2012 was 5% less than the net income target, then the applicable bonus percentages would be decreased. Mr. McKee would receive a bonus equal to 22.5% of Mr. McKee’s base salary (McKee Base Bonus of 25% minus 2.5% downward adjustment) and Mr. Smith would receive a bonus equal to 13.5% of Mr. Smith’s base salary (Smith Base Bonus of 15% minus 1.5% downward adjustment).

Fiscal Year 2012 Decisions. Cash bonuses paid to our NEOs are listed on the Summary Compensation Table, which follows this CD&A. In 2012, earnings were 5.62% lower than the Net Income Target and accordingly, Mr. McKee received a bonus of 22.2% of his base salary (McKee Base Bonus of 25% minus a downward adjustment of 2.8%) and Mr. Smith received a bonus of 13.3% of his base salary (Smith Base Bonus of 15% minus a downward adjustment of 1.7%).

Fiscal Year 2013 Decisions. For the 2013 fiscal year, the compensation committee determined that a cash bonus of 25% of Mr. McKee’s 2013 base salary and 15% of Mr. Smith’s 2013 base salary would be paid as a bonus if our net income is equal to 105% of the net income attained in 2012. The compensation committee took into consideration the outlook for the national and local economy and determined that factors beyond the control of the executive officers would dictate the level of earnings for 2013. The compensation committee further determined that if we were able to attain earnings in excess of the goal, then the compensation committee would consider this to be a successful year. For each 1% increment above the target, the amount of either bonus is increased by 2%. For each 1% increment below the target, the amount of either bonus is decreased by 5%. For example, if net income increases 5% in 2013, then the applicable bonus percentages increase to 27.5% of Mr. McKee’s base salary and 16.5% of Mr. Smith’s base salary. If net income decreases 5% in 2013, then Mr. McKee’s bonus percentage decreases to 18.75% of his base salary and Mr. Smith’s bonus percentage decreases to 11.25% of his base salary.

How is equity compensation determined and paid?

Considerations. Prior to 2009, equity compensation was granted under our LTIP, our 1999 Employees’ Long-Term Incentive Plan, in the form of stock options, which are used to incentivize long-term performance. Stock options create long-term incentives because they have value only to the extent our share price increases over time. The exercise price for stock options is always the fair market value of our common stock on the grant date, which is the closing market price of our common stock on the date of the grant as quoted on The NASDAQ Global Market (or on the immediately preceding trading date if shares are not traded on the grant date). Unless the compensation committee otherwise provides, options vest and become exercisable six months and one day after grant, and lapse ten years after the grant date. The vesting of options is accelerated and an executive officer’s options remain exercisable for not less than six months following a change in control of the Company.

The compensation committee’s usual practice is to make grants in the first quarter of each fiscal year, irrespective of whether we are in possession of material non-public information at the time of grant. The compensation committee believes that the practice of making grants about the same date each year precludes any inference that we are attempting to manipulate the timing of our stock option grants to take advantage of non-public information. We do not backdate options or grant options retroactively. Generally, in determining the amount of any grant, the compensation committee considers:

•	the position, responsibility and prior performance of each executive officer;

•	his ability to affect corporate performance;

•	the value of grants or awards in relation to other elements of total compensation; and

•	the number of shares of our common stock that he owns, whether directly or beneficially.

Fiscal Year 2012 Decisions. The Summary Compensation Table and the table entitled Grants of Plan Based Awards, which follow this discussion, each provide specific information about the options granted for the 2012 fiscal year. For 2012, the compensation committee granted no stock options to our NEOs.

How are welfare and retirement plans integrated into our compensation program?

Retirement Benefits. We offer our eligible employees, including our NEOs, participation in a tax-qualified defined contribution 401(k) plan, which allows savings for retirement on a tax deferred basis. In 2012, we provided matching contributions, up to 6% of compensation deferred, as well as discretionary non-matching contributions. In 2013, the matching contributions have been reduced to 3% of compensation deferred in addition to discretionary non-matching contributions. Both contributions are subject to the completion of a three-year incremental service vesting period. The plan provides for the distribution of account balances following termination of employment, generally in the form of a lump sum. The Summary Compensation Table includes information about our contributions for the 2012 fiscal year.

Supplemental Retirement Benefits. We also maintain a Supplemental Executive Retirement Plan, or SERP, for our NEOs. The SERP is a noncontributory, nonqualified retirement plan. It generally provides for the payment of benefits upon retirement, death or disability. If a participant retires on or after his age 55, he is entitled to receive a benefit equal to 50% of his average base salary during the three years preceding his retirement. This benefit is reduced by 5% for each year between the participant’s age at retirement and his 65th birthday. The benefit is paid in monthly installments over 15 years, commencing the month after the participant’s employment ends. If Mr. Smith, who is age 61, had retired at December 31, 2012, the aggregate amount of his benefit would have been $912,732. The present value of Mr. Smith’s early retirement benefit at December 31, 2012 was $489,031.

If a participant’s employment ends before age 55, he is entitled to receive the vested portion of his benefit in a lump sum the month following termination of employment. Each of our NEO’s benefit is fully vested. The Pension Benefits table that follows this section of the proxy statement sets forth the amount of the benefit that each NEO has accrued under the SERP as of December 31, 2012.

If a participant’s employment ends within two years of a change in control, our SERP provides a benefit equal to 50% of his average base salary over the three years preceding his termination. Payment is made in monthly installments over 15 years, commencing the month after the participant’s employment ends. The term “change in control” is defined to include the following events:

•	any person or group becomes the direct or indirect beneficial owner of at least 25% of our or the Bank’s outstanding voting stock;

•	the completion of a merger of us or the Bank in which we or the Bank, as applicable, are not the surviving entity;

•	sale of our or the Bank’s assets equal to 25% of the fair market value of all of our or the Bank’s gross assets prior to the sale;

•	the members of our or the Bank’s board of directors immediately prior to a tender offer, exchange offer or contested director election cease to constitute a majority after such transaction; or

•	a tender offer or exchange offer is made which, if completed, would result in the offeror owning at least 25% of our or the Bank’s outstanding voting stock.

Welfare Benefits. We maintain a number of broad-based benefit plans that are available to all of our employees, including group medical, dental and life insurance plans, some of which are contributory.

Have we entered into employment, severance, change in control or other agreements with our NEOs?

Yes. We have entered into a change in control agreement with Mr. McKee, and our NEOs are entitled to change in control benefits under the SERP. We believe that change in control payments ensure that personal concerns do not impede transactions that may be in the best interests of our shareholders, such as a sale of the Company to a third party. The agreement is described in the section below titled “Potential Payments upon Termination or Change in Control.”

What risks are associated with our compensation practices?

We believe that any risks arising from our compensation policies and practices for our employees, including our NEOs, are not reasonably likely to have a material adverse effect on us. Our compensation program is relatively simple and has only three material elements: base salary; annual cash bonus; and equity-based incentive compensation. Base salary represents a fixed amount of payment and therefore does not encourage any excessive risk taking. The compensation committee has determined annual bonus amounts by objectively analyzing changes in our net income, which has a positive effect on shareholder value and mitigates any incentive for employees to take excessive risk. Finally, our equity-based incentive compensation program involves only the issuances of options to our employees. We believe that the equity component of our compensation program serves to align the interest of management with the interests of shareholders and does not encourage excessive risk taking.

How do tax, accounting and other statutes or regulations affect the compensation paid to our NEOs?

Section 162(m). Section 162(m) of the Code limits to $1 million in any taxable year the deduction a company may claim for compensation paid to each of its chief executive officer and four other highest paid officers, unless certain performance-based conditions are satisfied. Base salary and bonuses are subject to the Section 162(m) limitation. Options granted under our LTIP have been granted at fair market value and are intended to be performance-based compensation that is excluded from the determination of the limit. Given our current levels of compensation and the exclusion of options from the determination, the compensation committee does not anticipate that the compensation presently paid to any affected officer will be impacted by the limit.

Other Statutes and Regulations. In January 2006, we adopted the provisions of FASB ASC Topic 718, Compensation-Stock Compensation, which replaced FASB 123R. ASC Topic 718 establishes accounting requirements for share-based compensation to employees and carries forward prior guidance on accounting for awards to non-employees. Under ASC Topic 718, we are required to recognize compensation expense for all share-based payments to our employees, including our NEOs. Since the adoption of ASC Topic 718, we have granted 12,500 options to our NEOs.

What are the compensation committee’s conclusions with respect to the 2012 fiscal year?

After considering all of the elements of compensation paid to our NEOs in 2012, the compensation committee has concluded that the compensation is reasonable and not excessive. This conclusion is based upon a number of factors, including the following:

•	our earnings over the previous three years;

•	our growth in dividends;

•	that approximately 11.2% of our NEOs’ total compensation is subject to the achievement of performance goals; and

•	that the total compensation levels for our NEOs are consistent with the compensation levels deemed appropriate by the committee, which are less than those of our identified peer group.

Report of the Compensation Committee

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2012.

Compensation Committee:	Donald L. Kilgore, Chairman
David P. Webb
Herbert A. King

Compensation Committee Interlocks and Insider Participation

David P. Webb, Donald L. Kilgore and Herbert A. King are the members of the compensation committee and determined the compensation for our executive officers in 2012. None of the members of the compensation committee is or was an officer or employee of ours. During 2012, none of our NEOs served as a director or member of the compensation committee of any other entity whose executive officers served on our Board of Directors or compensation committee.

Compensation Tables

The following table provides information concerning the total compensation earned or paid to our NEOs for services rendered to us or the Bank during the 2012, 2011, and 2010 fiscal years.

Summary Compensation Table

(2012, 2011 and 2010 Fiscal Years)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)		Total ($)
Greg L. McKee President and Chief Executive Officer	2012 2011 2010	$262,826 262,826 250,311	$58,321 76,022 66,270	$0 0 0	$59,566 113,879 42,057	$52,170 51,878 50,659	(3)	$432,883 504,605 402,297
Robert T. Smith Treasurer and Chief Financial Officer	2012 2011 2010	153,956 153,956 148,451	20,498 26,719 23,859	0 0 0	73,841 114,772 50,067	23,005 22,749 22,063	(4)	271,300 318,196 244,440

(1)	Neither Mr. McKee nor Mr. Smith received any options in 2012.
(2)	This amount represents an increase in accrued benefits under our Supplemental Executive Retirement Plan.
(3)

For 2012, includes director’s fees of $18,725, our Company’s matching and profit sharing contributions to the Bank’s 401(k) plan in the amount of $24,865, the value of group life insurance premiums in the amount of $1,497, and group health premiums in the amount of $7,083.

(4)

For 2012, includes our Company’s matching and profit sharing contributions to the Bank’s 401(k) plan in the amount of $16,261, the value of group life insurance premiums in the amount of $1,271, and group health premiums in the amount of $5,473.

The following table includes information about the unexercised options held by our NEOs at the end of our 2012 fiscal year, which were granted under our LTIP. The exercise price is fair market value on the date of grant, defined as the closing market price of a share of our common stock as quoted on The NASDAQ Global Market. The terms and conditions of our option grants are summarized above in the CD&A.

Grants of Plan –Based Awards in 2012

Neither Mr. McKee nor Mr. Smith were granted plan-based awards of stock options in 2012.

Outstanding Equity Awards at December 31, 2012

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Greg L. McKee	4,500	0	14.50	3/25/2013
	1,500	0	16.40	4/23/2013
	7,500	0	21.85	3/24/2014
	7,500	0	21.05	3/22/2015
	7,500	0	23.46	3/29/2016
	1,500	0	18.00	4/22/2018

Robert T. Smith	3,500	0	21.85	3/24/2014
	3,500	0	21.05	3/22/2015
	3,500	0	23.46	3/29/2016

Our NEOs exercised the following options in 2012.

Option Exercises in 2012

Name	Number of Securities Underlying Exercised Options (#)	Value Realized on Exercise ($)(1)	Option Exercise Date
Greg L. McKee	4,500	17,775	2/22/2012
	1,500	5,850	4/19/2012
	1,500	6,600	4/19/2012

Neither the Company nor the Bank maintains a tax-qualified defined benefit or pension plan. The following table includes information about the benefits accrued under the Bank’s nonqualified Supplemental Executive Retirement Plan, or SERP.

Pension Benefits

Name	Number of Years Of Credited Service	Present Value of Accumulated Benefit(1) ($)	Payments in 2012 ($)
Greg L. McKee	29	$367,735	—
Robert T. Smith	27	489,031	—

(1)

This amount represents the present value as of December 31, 2012, of the accumulated benefit necessary to fund a retirement benefit under the SERP using a 5.12% interest rate and amortizing an appropriate service cost per year until retirement.

Potential Payments upon Termination or Change in Control

The Bank has entered into an agreement with Mr. McKee, which provides for a payment upon the occurrence of a change in control, whether Mr. McKee’s employment continues after the change in control. In the event of a change in control, Mr. McKee will be paid an amount equal to 2.99 times his average annual compensation for the five whole calendar years immediately preceding the year of the change in control. The payment will be made in 12 equal monthly installments commencing on the first business day of the month next following the date of the change in control.

The term “change in control” is defined in Mr. McKee’s agreement to include the following events:

•	any person or group becomes the direct or indirect beneficial owner of more than 50% of the Bank’s outstanding voting stock;

•	as a result of a merger or consolidation of the Bank, less than 50% of the surviving corporation’s outstanding voting securities are owned by us;

•	a transfer of substantially all of the property of the Bank other than to an entity in which the Bank owns at least 50% of the voting stock; or

•	the majority of the Bank’s board of directors is replaced without recommendation or approval of a majority of the incumbent board.

As discussed in the CD&A section of this proxy statement, the Bank’s SERP also provides for payments in the event employment is terminated in connection with a change in control. Aggregate amounts payable under Mr. McKee’s change in control agreement and the NEO’s benefit under the SERP are as follows:

Name	Change in Control Agreement	SERP	Total
Greg L. McKee	$741,583	$1,939,905	$2,870,487
Robert T. Smith	—	1,140,915	1,140,915

REPORT OF THE AUDIT COMMITTEE

The audit committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist our Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The audit committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the Securities and Exchange Commission.

Our management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements prior to the filing of our annual report on Form 10-K, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The audit committee has reviewed and discussed our audited financial statements for the year ended December 31, 2012 with management. In addition, the audit committee has discussed with HORNE LLP, our independent registered public accounting firm, the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and other matters required by the charter of this committee.

The audit committee also has received the written disclosures and the letter from HORNE LLP required by the Public Company Accounting Oversight Board regarding HORNE LLP’s communications with the audit committee concerning independence, and has discussed with HORNE LLP their independence from us and our management.

The audit committee has received both management’s and the independent registered public accountant’s reports on internal control over financial reporting and has discussed the results of those audits. Management reported to the audit committee that no material weaknesses were identified by management during its assessment.

The audit committee has discussed with our management and the independent registered public accountants such other matters and received such assurances from them as they deemed appropriate.

As a result of their review and discussions, the audit committee has recommended to our Board of Directors the inclusion of our audited financial statements in the annual report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
A. T. Williams, Chairman
Terrell E. Winstead
Don L. Fulton
Herbert A. King

PROPOSAL NOS. 1 AND 2 – SIZE OF THE BOARD AND THE

ELECTION OF DIRECTORS

Proposals Nos. 1 and 2 relate to the size of our Board of Directors and the election of three Class II directors to our Board of Directors.

Proposal No. 1 – Setting the Number of Directors on our Board of Directors at Ten

Our Articles of Incorporation provide for a board of directors consisting of not less than nine nor more than 25 directors and require the shareholders to set the actual number of directors to serve on the Board of Directors at the Annual Meeting each year. Our Board of Directors currently consists of ten directors who are divided into three classes, with members of each class elected for a three-year term. The terms of the three classes are staggered such that only one class is elected by the shareholders annually. Our Board of Directors has decided to retain the size of the Board of Directors the same as determined at the 2012 Annual Meeting. Accordingly, Proposal No. 1 sets the number of directors to serve on the Board of Directors for the ensuing year at ten.

How does Proposal No. 1 affect the election of directors?

If the shareholders approve Proposal No. 1, the number of directors will remain at ten. Three Class II directors will be elected, each to serve a three-year term. If the shareholders do not approve Proposal No. 1, the number of directors on the Board of Directors will remain at ten, as fixed by the shareholders at the 2012 Annual Meeting, with three Class II directors to be elected.

What are the voting procedures?

Shares represented by a properly signed and dated proxy card will be voted in accordance with the instructions on the card at the Annual Meeting. If the proxy card is signed but no instructions are given with respect to setting the number of directors to serve on the Board of Directors, the proxy holders will vote the proxies received by them FOR setting the number of directors to serve on the Board of Directors at ten.

Approval of this proposal requires that votes cast in favor exceed the votes cast against. Abstentions and broker non-votes have no effect.

Our Board of Directors unanimously recommends a vote “FOR” setting the number of directors to serve on our Board of Directors at ten.

Proposal No. 2 – Election of Three Class II Directors

Our Board of Directors has nominated, based upon the recommendations of our nominating committee, Greg L. McKee, Terrell E. Winstead, and David A. King for election as Class II directors to serve until the 2016 Annual Meeting or until their successors are duly elected and qualified. Mr. McKee, Mr. Winstead and Mr. King currently serve as Class II members of our Board of Directors. Information about their ages and experience is provided above.

What happens if a shareholder has submitted a nominee for election as director?

Three Class II directors will be elected from the candidates listed above and any candidate that a shareholder has properly submitted as a nominee for election. As of the date of this proxy statement, we have not been advised that a shareholder intends to submit a nominee for election as a Class II director, and the proxy holders will not have discretionary authority to vote for any nominee submitted by a shareholder.

What are the voting procedures?

The three Class II nominees receiving the highest number of votes cast will be elected to serve as Class II directors. Shareholders may cumulate votes; cumulative voting is described above under the heading “Voting Your Shares.”

Shares represented by a properly signed and dated proxy card will be voted in accordance with the instructions on the card at the Annual Meeting. If the proxy card is signed but no instructions are given with respect to the election of Class II directors, the proxy holders will vote the proxies received by them for our Board of Directors’ nominees for Class II director listed above. In addition, the proxy holders will possess the authority to cumulate votes and distribute them among our Board of Directors’ nominees in their discretion, to the extent that a shareholder does not provide instructions regarding how to cumulate votes or withhold authority to vote for the election of directors generally or for any particular nominee.

If for any reason one or more of the nominees named above is not available as a candidate for director, an event our Board of Directors does not anticipate occurring, the proxy holders will vote, in their discretion, for another candidate or candidates nominated by our Board of Directors. If shareholders attending the Annual Meeting cumulate their votes such that all of our Board of Directors’ nominees cannot be elected, the proxy holders will cumulate votes to elect as many of the nominees listed above as possible.

Our Board of Directors unanimously recommends a vote FOR the election of Greg L. McKee, Terrell E. Winstead and David A. King

as Class II directors to our Board of Directors.

PROPOSAL NO. 3 – ADVISORY (NON-BINDING) VOTE ON EXECUTIVE OFFICER COMPENSATION

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that shareholders have the opportunity to cast an advisory (non-binding) vote on executive officer compensation commencing with our 2011 annual meeting (a so-called “say-on-pay” vote).

The advisory vote on executive officer compensation is an advisory, non-binding vote on the compensation of the Company’s NEOs, as described in the CD&A section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The advisory vote on executive officer compensation is not a vote on the Company’s general compensation policies, compensation of the Company’s Board of Directors, or the Company’s compensation policies as they relate to risk management. The Dodd-Frank Act requires the Company to hold the advisory vote on executive officer compensation at least once every three years.

Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract and retain a highly skilled team of executive officers; and (2) to align our executive officers’ interests with those of our shareholders by rewarding short-term and long-term performance and tying compensation to increases in shareholder value. The compensation committee believes executive officer compensation should be directly linked both to continuous improvements in corporate performance and accomplishments that are expected to increase shareholder value. The CD&A section of this proxy statement provides a more detailed discussion of the executive officer compensation program and compensation philosophy.

The vote under this Proposal No. 3 is advisory, and therefore, not binding on the Company, our Board of Directors or our compensation committee. However, our Board of Directors, including our compensation committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns. Shareholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 3:

Our Board of Directors asks you to approve the following resolution:

RESOLVED, that that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.

What are the voting procedures?

Approval of this resolution requires that the votes cast in favor exceed the votes cast against. Abstentions and broker non-votes have no effect.

Our Board of Directors unanimously recommends a vote FOR the

Advisory (Non-Binding) Vote on Executive Officer Compensation

PROPOSAL NO. 4 – APPROVAL OF THE CITIZENS HOLDING COMPANY 2013

INCENTIVE COMPENSATION PLAN

Overview

Subject to shareholder approval, our Board of Directors has approved a new incentive compensation plan (the “2013 Plan”). The principal purpose of the 2013 Plan is to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. If approved by the shareholders, a total of 300,000 shares of our common stock will be initially reserved for issuance under the 2013 Plan, subject to adjustment in the event of a stock split, reverse stock split, stock or other extraordinary dividend, or other similar change in our common stock or capital structure.

The following summary is qualified in its entirety by reference to the text of the 2013 Plan, which is attached as Appendix A to this Proxy Statement. Capitalized terms used in this summary and not otherwise defined shall have the same meaning ascribed to such terms in the 2013 Plan.

Rationale for 2013 Plan Adoption

Our 1999 Employees’ Long-Term Incentive Plan, which was used to incentivize long-term performance, has expired. As such, we have not granted equity awards to our officers and employees since 2009. As noted in CD&A, we believe that equity compensation aligns the long-term interests of our officers with the long-term interests of our shareholders by creating a strong and direct linkage between compensation and long-term shareholder return.

The shares reserved under the 2013 Plan are expected to provide us with a sufficient number of shares of our common stock to make awards for approximately the next 7 to 10 years. The shares reserved under the 2013 Plan constitute approximately 6.5% of the shares of common stock that were outstanding as of March 14, 2013. Our Board of Directors believes this number represents reasonable potential equity dilution and provides a significant incentive for employees, officers, directors and consultants to increase our value for all shareholders.

Summary of the 2013 Plan

Eligibility. Awards may be granted under the 2013 Plan to officers, directors (including non-employee directors) and other employees of our company or any of our subsidiaries or other affiliates, to any individual who is an advisor, consultant or other provider of services to us or any of our subsidiaries or other affiliates and to any other individuals who are approved by our Board of Directors as eligible to participate in the plan. Only our employees or those of any of our subsidiaries are eligible to receive incentive stock options.

Administration, Amendment and Termination. The Compensation Committee of our Board of Directors will have the power and authority to administer the 2013 Plan. The Compensation Committee will have the authority to interpret the terms and intent of the 2013 Plan, determine eligibility for and terms of awards for participants and make all other determinations necessary or advisable for the administration of the 2013 Plan.

The Compensation Committee may amend, suspend or terminate the 2013 Plan at any time with respect to any shares of common stock as to which awards have not been made. No such action may amend the 2013 Plan without the approval of shareholders if the amendment is required to be submitted for shareholder approval by applicable law, rule or regulation.

Awards. Awards under the 2013 Plan may be made in the form of options, stock appreciation rights, stock awards, restricted stock units, cash bonuses or other incentive awards granted under the 2013 Plan, whether singly, in combination, or in tandem. Any of the foregoing awards may be made subject to attainment of performance goals over any applicable performance period.

Shares Subject to the Plan. The aggregate number of shares of our common stock that may be issued initially pursuant to stock awards under the 2013 Plan is 300,000 shares. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2013 Plan is 150,000. Shares issued under the 2013 Plan may be authorized but unissued shares or treasury shares. Any shares covered by an award, or portion of an award, granted under the 2013 Plan that are forfeited, canceled, expired or settled in cash will be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the 2013 Plan.

Adjustment of Shares Subject to 2013 Plan. In the event of certain changes in our capitalization, the Compensation Committee will adjust, among other award terms, the number and kind of shares or property that may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award in such manner as the Compensation Committee determines to be necessary to prevent dilution or enlargement of the rights of participants.

Effect of a Change of Control. In the event of a change of control of the Company, the Compensation Committee may:

•	accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award under the 2013 Plan;

•	cancel such awards for fair value (as determined by the Compensation Committee);

•

provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the 2013 Plan, as determined by the Compensation Committee; or

•

provide that for a period of at least 10 days prior to the change of control, option awards will be exercisable as to all shares of common stock subject thereto and that upon the occurrence of the change of control, such awards will terminate and be of no further force or effect.

Corporate Performance Objectives. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits a public company to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to its Chief Executive Officer and, based on recent IRS interpretation, the three most highly compensated executive officers determined at the end of each year. Performance-based compensation is excluded from this limitation. The 2013 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) at such time as the 2013 Plan becomes subject to Section 162(m).

Governing Law. The 2013 Plan shall be governed by and construed in accordance with the laws of the State of Mississippi, except as superseded by applicable federal law.

Federal Tax Consequences

The following is a summary of the general federal income tax consequences to participants who are U.S. taxpayers and to the Company relating the awards granted under the 2013 Plan. The federal tax laws may change, and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, and does not discuss any gift, estate, excise (including for example the rules applicable to excess parachute payments under Code Sections 280G and 4999) or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, all participants should consult their own tax advisors concerning the tax implications of awards granted to them under the 2013 Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock for a period of at least two years after the ISO is granted and one year after the ISO is exercised, any gain upon subsequent sale of the common stock will be taxed as a long term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the ISO is granted or before one year after the ISO is exercised will realize ordinary income measured as of the date of the exercise equal to the difference between the exercise price and fair market value of the stock, but not recognized until the date of disposition. Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Non-Qualified Stock Options. A participant who receives a Non-Qualified Stock Option will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. An additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more.

Stock Appreciation Rights. No taxable income is reportable when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received minus any amount paid for the shares. Any additional gain or loss recognized upon any later disposition of any shares received would be short or long term capital gain depending on whether the shares had been held by the participant for one year or more.

Stock Awards and Restricted Stock Units. A participant will not have taxable income upon the grant of unvested restricted shares of Common Stock unless he or she elects to be taxed at the time pursuant to an Internal Revenue Code 83(b) election. Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares or cash received minus any amount paid for the shares. If a participant makes an Internal Revenue Code 83(b) election then he or she will recognize ordinary income at the time of grant equal to the fair market value of the shares (on the date of grant) minus any amount paid for the shares. Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more.

Withholding Taxes. The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any taxable event arising as a result of the 2013 Plan.

What are the voting procedures?

Approval of the 2013 Plan requires that the votes cast in favor exceed the votes cast against. Abstentions and broker non-votes will have no effect.

THE BOARD OF DIRECTORS HAS

UNANIMOUSLY APPROVED THE 2013 PLAN AND

RECOMMENDS A VOTE “FOR” APPROVAL OF

THE 2013 PLAN.

PROPOSAL NO. 5 – APPOINTMENT OF HORNE LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Who are our auditors?

HORNE LLP, an independent registered public accounting firm, has served as our auditor since December 31, 1998. The audit committee has appointed HORNE LLP to serve as auditor for the fiscal year ending December 31, 2013. Although the appointment of an independent auditor does not require approval by the shareholders, our Board of Directors has chosen to submit its selection for ratification by the shareholders. The audit committee, however, reserves the right to change independent auditors at any time, notwithstanding shareholder ratification.

A representative of HORNE LLP is expected to attend the Annual Meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

What fees were paid to the auditors in 2011 and 2012?

Fees related to services performed for us by HORNE LLP in fiscal years 2012 and 2011 are as follows:

	2012	2011
Audit Fees (1)	$231,000	$233,200
Audit-Related Fees (2)	14,500	14,500
Tax Fees (3)	29,750	27,430
All Other Fees	22,900	8,000

Total	$298,150	$283,130

(1)

Audit fees include fees and expenses associated with the audit of our annual financial statements, the reviews of the financial statements in our quarterly reports on Form 10-Q, and regulatory and statutory filings.

(2)	Audit-related fees primarily include professional services rendered for the audit of our employee benefit plans and technical accounting, consulting and research.
(3)

Tax fees and expenses include tax compliance services, tax advice, and tax planning assistance, all of which were pre-approved by the audit committee. All tax fees were permissible tax fees under SEC rules.

In accordance with the procedures set forth in its charter, the audit committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for us by our independent auditor prior to engagement for the services, subject to the de minimis exceptions for non-audit services permitted by SEC rules and regulations. For fiscal years 2012 and 2011, none of the fees listed under Audit-Related Fees, Tax Fees or All Other Fees were covered by the de minimis exception. The chairman of the audit committee has been delegated the authority by the committee to pre-approve the engagement of the independent auditors when the entire committee is unable to do so. The chairman must report all such pre-approvals to the entire audit committee at the next committee meeting.

What are the voting procedures?

Ratification of the appointment of the independent accountants requires that the votes cast in favor exceed the votes cast against. Abstentions will have no effect.

Our Board of Directors has unanimously approved the appointment of HORNE LLP as our independent registered public accounting firm and recommends a vote “FOR” ratification of the appointment of HORNE LLP as our independent registered public accounting firm for the 2013 fiscal year.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

At the Annual Meeting each year, our Board of Directors submits to shareholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the shareholders for action at the Annual Meeting. Shareholders may also submit proposals for action at the Annual Meeting.

Proposals in Our Proxy Statement

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2014 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. If the 2014 Annual Meeting is held within 30 days of April 23, 2014, to be eligible for inclusion in our proxy materials, shareholder proposals must be received by the Secretary at Citizens Holding Company, 521 Main Street, Philadelphia, Mississippi 39350, no later than the close of business on November 21, 2013, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

Proposals to be Introduced at the 2014 Annual Meeting

For any shareholder proposal intended to be presented in connection with the 2014 Annual Meeting, including any proposal relating to the nomination of a director to be elected to our Board of Directors, but not to be included in our proxy statement for such meeting, a shareholder must give timely written notice thereof in writing to the Secretary in compliance with the advance notice and eligibility requirements contained in our bylaws. To be timely, a shareholder’s notice must be delivered to the Secretary at the address given above not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain information specified in our bylaws about each nominee or the proposed business and the shareholder making the nomination or proposal.

Under our bylaws, based upon the meeting date of April 23, 2013, for the 2013 Annual Meeting, a qualified shareholder intending to introduce a proposal or nominate a director at the 2014 Annual Meeting but not intending the proposal to be included in our proxy materials should give written notice to our Secretary not earlier than the close of business on December 24, 2013, and not later than the close of business on January 23, 2014.

The advance notice provisions in our bylaws also provide that in the case of a special meeting of shareholders called for the purpose of electing one or more directors, a shareholder may nominate a person or persons (as the case may be) for election to such position if the shareholder’s notice is delivered to the Secretary at the above address not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our Board of Directors to be elected at such meeting.

The specific requirements of our advance notice and eligibility provisions are set forth in Section 2.14 of our bylaws, as amended, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary at Citizens Holding Company, 521 Main Street, Philadelphia, Mississippi 39350.

OTHER MATTERS

As of the time this proxy statement was printed, our management was unaware of any other matters to be brought before the Annual Meeting other than those set forth herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon written request of any record holder or beneficial owner of shares entitled to vote at the Annual Meeting, we, without charge, will provide an additional copy of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission. Requests should be mailed to Robert T. Smith, Treasurer and Chief Financial Officer, Citizens Holding Company, 521 Main Street, Philadelphia, Mississippi 39350.

By Order of the Board of Directors,

March 21, 2013	Greg L. McKee, President and
Chief Executive Officer

EXHIBIT A

CITIZENS HOLDING COMPANY

2013 INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan. The purpose of the Citizens Holding Company 2013 Incentive Compensation Plan (the “Plan”) is to aid Citizens Holding Company, a Mississippi corporation (the “Company”), and its Affiliates (defined below) in recruiting and retaining key employees, directors, consultants and other service providers of outstanding ability and to motivate such employees, directors, consultants and other service providers to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards (defined below). The Company expects that it will benefit from the added interest which such key employees, directors, consultants and other service providers will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2. Definitions. The following capitalized terms used in the Plan have the respective meanings set forth in this Section 2:

“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

“Affiliate” means with respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

“Award” means an Option, Stock Appreciation Right, cash bonus, or Other Stock-Based Award granted pursuant to the Plan.

“Board” means the Board of Directors of the Company.

“Change of Control” means the occurrence with respect to the Company of any of the following events: (i) a change in the ownership of the Company; (ii) a change in the effective control of the Company; (iii) a change in the ownership of a substantial portion of the assets of the Company.

For purposes of this definition, a change in the ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board prior to the date of the appointment or election. A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Company, acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

An event constitutes a Change in Control with respect to a Participant only if the Participant performs services for the Company, or the Participant’s relationship to the Company otherwise satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(ii).

The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Committee” means the Board of the Company or the Compensation Committee of the Board (or a subcommittee thereof as provided under Section 4) or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

“Company” has the meaning set forth in Section 1.

“Covered Employee” means an individual who is, with respect to the Company, an individual defined in Section 162(m)(3) of the Code, or any successor provision thereto.

“Disability” means Disability as defined for purposes of Section 409A of the Code. In a dispute, the Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

“Effective Date” means the date the Board approves the Plan, or such later date as is designated by the Board; provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of shareholders voting in person or by proxy at a duly held shareholders’ meeting, or if the provisions of the corporate charter, bylaws or applicable state law prescribes a greater degree of shareholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of shareholders.

“Employment” means (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s service as a consultant or other service provider, if the Participant is a consultant or other service provider to the Company or its Affiliates, and (iii) a Participant’s service as an non-employee director, if the Participant is a non-employee member of the Board.

“Fair Market Value” means, on a given date, the value of the Shares as determined as follows:

(a) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, the Shares’ Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Shares’ Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or

(c) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

“ISO” means an Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

“Option” means a stock option granted pursuant to Section 6 of the Plan.

“Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

“Other Stock-Based Awards” means Awards granted pursuant to Section 8 of the Plan.

“Participant” means an employee, director, consultant or other service provider of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

“Performance-Based Awards” means certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

“Permitted Holders” means, as of the date of determination, any and all of an employee benefit plan (or trust forming a part thereof) maintained by (i) the Company, or (ii) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

“Person” means a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

“Plan” has the meaning set forth in Section 1.

“Qualified Performance-Based Award” means (i) any Option or Stock Appreciation Right granted under Section 10 of the Plan, or (ii) any other Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Measures as set forth in Section 10.

“Qualified Performance Measures” means one or more of the performance measures listed in Section 10(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

“Shares” means shares of common stock of the Company.

“Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 7 of the Plan.

“Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. Shares Subject to the Plan. Subject to Section 11 of the Plan, the total number of Shares which may be issued under the Plan is 300,000 and the maximum number of Shares for which ISOs may be granted is 150,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares subject to Awards that terminate or lapse without the payment of consideration may be granted again under the Plan.

4. Administration. The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or advisable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company, any of its Affiliates or any of their respective predecessors, or any entity acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee shall require payment of any minimum amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, vesting or grant of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such minimum withholding taxes by (i) delivery in Shares, or (ii) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable minimum withholding taxes.

5. Limitations. No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. Terms and Conditions of Options. Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in assumption or substitution of previously granted awards, as described in Section 4; provided, that such assumption or substitution is described in Treasury Regulation Section 1.409A-1(b)(5)(v)(D)).

(b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted. Each Award agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award agreements, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

(c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company to the extent permitted by law, (i) in cash or its equivalent (e.g., by personal check) at the time the Option is exercised, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in Shares (as described in (ii) above), (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, or (v) to the extent the Committee shall approve in the Award agreement or otherwise, through “net settlement” in Shares. In the case of a “net settlement” of an Option, the Company will not require a cash payment of the Option Price of the Option set forth in the Award agreement, but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that have a Fair Market Value that does not exceed the aggregate Option Price set forth in the Award agreement. With respect to any remaining balance of the aggregate Option Price, the Company shall accept a cash payment. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7. Terms and Conditions of Stock Appreciation Rights.

(a) Grants. The Committee may also grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine), and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of a Stock Appreciation Right granted in assumption or substitution of previously granted awards, as described in Section 4; provided, that such assumption or substitution is described in Treasury Regulation Section 1.409A-1(b)(5)(v)(D)); provided, however, that, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date on which a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), as set forth in the Award agreement or as otherwise permitted by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its sole discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

8. Other Stock Based Awards.

(a) Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (“Performance-Based Awards”). The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify. In connection with such certification, the Committee, or its delegate, may decide that the amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula; provided that the Committee shall have the authority to waive any applicable performance goals. In the event the applicable performance goals are not waived by the Committee, payment of a Performance-Based Award will occur only after certification and will be made as determined by the Committee in its sole discretion after the end of the applicable performance period.

9. Plan Cash Bonuses. While cash bonuses may be granted at any time outside this Plan, cash awards may also be granted in addition to other Awards granted under the Plan and in addition to cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom cash bonuses under the Plan shall be granted and the amount, terms and conditions of those cash bonuses. Notwithstanding anything to the contrary in this Plan, no Covered Employee shall be eligible to receive a cash bonus granted under the Plan in excess of the Section 162(m) Exemption in any fiscal year; no cash bonus shall be granted pursuant to this Plan to any Covered Employee unless the cash bonus constitutes a Qualified Performance-Based Award, and no cash bonus awarded pursuant to the Plan shall be paid later than 2  1/2 months after the end of the calendar year in which such bonus was earned.

10. Performance Goals for Certain Section 162(m) Awards.

(a) 162(m) Exemption. This Plan shall be operated to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption. With respect to any Covered Employee, the maximum annual number of Shares in respect of which all Qualified Performance-Based Awards may be granted under Section 10 of the Plan is 20,000 and the maximum annual amount of all Qualified Performance-Based Awards that are settled in cash and that may be granted under Section 10 of the Plan in any year is $1,000,000.

(b) Qualified Performance-Based Awards. When granting any Award other than Options or Stock Appreciation Rights, the Committee may designate the Award as a

Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to that Award, and the Committee wishes the Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for the Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Measures, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a Subsidiary or a division, region, department or function within the Company or a Subsidiary: (i) return on capital, equity, or assets (including economic value created); (ii) productivity or operating efficiencies; (iii) cost improvements; (iv) cash flow; (v) sales revenue growth; (vi) net income, earnings per share, or earnings from operations; (vii) quality; (viii) customer satisfaction; (ix) comparable site sales; (x) stock price or total shareholder return; (xi) EBITDA or EBITDAR; (xii) after-tax operating income; (xiii) book value per Share; (xiv) debt reduction; (xv) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or (xvi) any combination of the foregoing.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company or any Subsidiary and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or common stock outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 10(b) to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year. Measurement of the Company’s performance against the goals established by the Committee shall be objectively determinable, and to the extent goals are expressed in standard accounting terms, performance shall be measured according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in those principles after that date.

(c) Performance Goal Conditions. Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Measures, together with the satisfaction of any other conditions, such as continued employment, the Committee may determine to be appropriate; however, the Committee may provide, either in connection with the grant of an Award or by later amendment, that achievement of the performance goals will be waived upon the death or Disability of the Participant. To the extent necessary to comply with the Section 162(m) Exemption, with respect to grants of Qualified Performance-Based Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) select the performance goal or goals applicable to the performance period, (ii) establish the various targets and bonus amounts which may be earned for such performance period, and (iii) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Employee for such performance period.

(d) Certification of Goal Achievement. Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned upon the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. In determining the amount earned by a Covered Employee for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period. Except as specifically provided in Section 10(c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Measures or to increase the amount payable under, or the value of, the Award, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11. Adjustments upon Certain Events. Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to shareholders of Shares (other than regular cash dividends) or any similar event, the Committee without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 18), as to the number or kind of Shares or other securities issued or reserved for issuance as set forth in Section 3 of the Plan or pursuant to outstanding Awards; provided that the Committee shall determine in its sole discretion the manner in which such substitution or adjustment shall be made.

(b) Change of Control. In the event of a Change of Control (or similar corporate transaction, whether or not including any Permitted Holder) after the Effective Date, the Committee may (subject to Section 18), but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (ii) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (iii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, or (iv) provide that for a period of at least 10 days prior to the Change of Control, such Options shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change of Control, such Options shall terminate and be of no further force or effect. For the avoidance of doubt, pursuant to (ii) above, the Committee may cancel Options and Stock Appreciation Rights for no consideration if the aggregate Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights is less than or equal to the aggregate Option Price of such Options or exercise price of such Stock Appreciation Rights.

12. No Right to Employment or Awards. The granting of an Award under the Plan shall impose no obligation on the Company or any of its Affiliates to continue the Employment of a Participant and shall not lessen or affect the Company’s or any of its Affiliates’ right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13. Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and the Participants, including, without limitation, the estate of each such Participant and the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or any other representative of the Participant’s creditors.

14. Nontransferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

15. Amendments or Termination. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in Section 11 of the Plan) increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, or (b) without the consent of a Participant, would materially adversely impair any of the rights under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Company or any Participant).

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder, and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

16. Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the State of Mississippi without regard to conflicts of laws.

17. Effectiveness of Plan. The Plan shall be effective as of the Effective Date, subject to the approval of the Company’s shareholders.

18. Section 409A. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, any payment or delivery of Shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment or delivery of Shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any payment and/or delivery of Shares in respect of any Award subject to Section 409A of the Code that is linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its Affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder. The Company shall use commercially reasonable efforts to implement the provisions of this Section 18 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 18.

REVOCABLE PROXY

This Proxy is Solicited on Behalf of the Board of Directors of

CITIZENS HOLDING COMPANY

The undersigned does hereby nominate, constitute and appoint HERBERT A. KING and GREG L. MCKEE, or either of them (each with full power to act alone and with full power of substitution), as their true and lawful attorney, to vote this Proxy. The undersigned also hereby authorizes said individuals to represent the undersigned, and to vote upon all matters that may properly come before the Annual Meeting of Shareholders of Citizens Holding Company (the “Company”) to be held on Tuesday, April 23, 2013, or any adjournment(s) or postponement(s) thereof, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side and subject to the rules and regulations of the Securities and Exchange Commission governing the exercise of discretionary authority by a proxy holder, with full power to vote all shares of Common Stock of the Company held of record by the undersigned on March 14, 2013. Absent specific instructions from the undersigned, this Proxy authorizes the proxies named herein to cumulate all votes which the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees for election of director listed on the reverse side as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to the Company’s Board of Directors. I acknowledge receipt of the Company’s notice and accompanying Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NOS. 1, 3, 4 AND 5 AND “FOR” EACH OF THE NOMINEES FOR CLASS II DIRECTORS ON PROPOSAL 2.

IMPORTANT- This Proxy must be signed and dated on the reverse side.

Annual Meeting of Shareholders of

CITIZENS HOLDING COMPANY

April 23, 2013

Please date, sign and mail your proxy card

in the envelope provided as soon as possible.

PROPOSAL NO. 1: To set the number of directors to serve on our Board of Directors at ten.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL NO. 2: To elect three Class II directors.

[ ] FOR ALL NOMINEES	[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

[     ] FOR ALL EXCEPT (See instructions below)

Nominees:	Greg L. McKee	( )
	Terrell E. Winstead	( )
	David A. King	( )

INSTRUCTION: To withhold authority to vote for any individual nominee(s) for Class II director, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold. If you desire to cumulate your votes in Proposal No. 2, please do so in the blanks following each name. Cumulative voting is described in the section of the Proxy Statement entitled “Voting Your Shares.”

PROPOSAL NO. 3 – To approve the advisory (non-binding) vote on executive officer compensation.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL NO. 4: To approve the Citizens Holding Company 2013 Incentive Compensation Plan.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL NO. 5: To ratify the selection of HORNE LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no specific directions are given, your shares will be voted by the individuals designated on this Proxy “FOR” Proposal Nos. 1, 3, 4 and 5, and “FOR” the nominees for Class II directors on Proposal 2. If you improperly cumulate your votes for the nominees for Class II directors, the individuals designated on this Proxy will allocate such votes in a manner that they deem in their sole discretion most accurately reflects your intentions. Such allocations shall be final. The individuals designated on this Proxy will vote in their discretion on any other matter that may properly come before the meeting, subject to the rules and regulations promulgated by the Securities and Exchange Commission governing the exercise of discretionary authority by a proxy holder.

Signature of Shareholder:

Date:             , 2013

Signature of Shareholder:

Date:             , 2013

NOTE: Please sign name exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.